Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-165047) and Form S-8 (Nos. 333-42229, 333-64573, 333-30867, 333-74815, 333-37338, 333-75362, 333-110102, 333-126888, 333-162766, 333-168827, and 333-168829) of Masco Corporation of our report dated February 21, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan

February 21, 2012